UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2015

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona	85701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Vertical Senior Executive Long Term Incentive Programs

On November 4, 2015, the Compensation Committee of the Board of Directors of The Providence Service Corporation (“Providence”) adopted a Senior Executive Long-Term Incentive Program applicable to select executives of each of Providence’s operating verticals (the “Vertical LTI Programs”) under the Providence 2006 Long-Term Incentive Plan, as amended (the “2006 Plan”). The Vertical LTI Programs are designed to provide long-term performance based awards to certain executives within these operating verticals. Herman Schwarz, the Chief Executive Officer of Providence’s non-emergency transportation services business (“LogistiCare”) is the only named executive officer of Providence who participates in one of these programs, and is a participant in the LogistiCare Vertical LTI Program. The other two vertical programs relate to Providence’s Ingeus and Matrix operating divisions. Each Vertical LTI Program is funded based on a percentage of “value created,” which is defined as incremental EBITDA (as defined in the applicable program and subject to such adjustments as are set forth in the applicable program) times a 6X multiple over a three year period beginning January 1, 2015, plus a percentage of free cash flow generated over the same period. This formula is designed to focus the executives’ attention on achieving growth over a three year period for the Company’s various operating businesses. Following the determination date of December 31, 2017, or, if earlier, upon certain change of control events as defined in the programs, the administrator of the plan shall calculate the pool available for awards to participants based on a percentage of growth in EBITDA over the three year period times a 6X multiple together with a percentage of free cash flow. To the extent an award pool is created, participants will receive a cash or equity based payment within two and one half months after the determination date equal to 60% of the product of the pool created and the participant’s participation percentage. Within two and one half months after the first and second anniversaries of the determination date, participants will receive additional payments equal to 25% and 15%, respectively, of the pool multiplied by the participant’s percentage, subject in all cases to certain conditions, adjustments and special rules set forth in the program related to continued employment or qualifying termination of employment. Providence shall make the payments described under the programs in cash. However, before payment is due, the administrator may elect to instead provide a participant with unrestricted shares of common stock of equivalent value in settlement of all or any portion of cash otherwise payable to the participant. Further, participants will be permitted to elect to receive up to 50% of awards otherwise payable in cash under the applicable program in shares of unrestricted stock of Providence having a fair market value equal to up to 50% of the amount of the cash payment then to be made when the first payment is made under the program. Any shares of unrestricted stock issued at the election of Providence, or the participant, will be issued under the 2006 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: November 10, 2015	By:	/s/ Michael-Bryant Hicks
	Name:	Michael-Bryant Hicks
	Title:	Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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